                                                                    Exhibit 2.4


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                            ASSET PURCHASE AGREEMENT

                                  by and among

                        INTERMEDIA COMMUNICATIONS, INC.,

                      SHARED TECHNOLOGIES FAIRCHILD, INC.,

                  SHARED TECHNOLOGIES FAIRCHILD TELECOM, INC.,

                       MCI WORLDCOM COMMUNICATIONS, INC.,

                                 WORLDCOM, INC.



                                      AND



                          CYPRESS COMMUNICATIONS, INC.





                            Dated as of May 31, 2002

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


                               Table of Contents


                                                                                                                Page
                                                                                                                ----

ARTICLE 1.        PURCHASE AND SALE OF ACQUIRED ASSETS............................................................1

   1.01.    PURCHASE AND SALE.....................................................................................1
   1.02.    ACQUIRED ASSETS AND EXCLUDED ASSETS...................................................................1
   1.03.    ASSUMPTION OF CERTAIN LIABILITIES.....................................................................6
   1.04.    WORKING CAPITAL.......................................................................................8
   1.05.    PAYMENTS AND COMPUTATIONS............................................................................11

ARTICLE 2.        THE CLOSING....................................................................................11

   2.01.    CLOSING DATE.........................................................................................11
   2.02.    TRANSACTIONS TO BE EFFECTED AT THE CLOSING...........................................................11
   2.03.    RISK OF LOSS.........................................................................................13
   2.04.    CONSENTS AND WAIVERS.................................................................................13

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................13

   3.01.    ORGANIZATION, STANDING AND POWER.....................................................................14
   3.02.    AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY....................................................14
   3.03.    NO CONFLICTS; CONSENTS...............................................................................14
   3.04.    OPERATING DATA.......................................................................................15
   3.05.    ACQUIRED ASSETS OTHER THAN REAL PROPERTY INTERESTS AND ASSIGNED INTELLECTUAL PROPERTY; LICENSED
            INTELLECTUAL PROPERTY; SOFTWARE; AND TECHNOLOGY......................................................16
   3.06.    REAL PROPERTY........................................................................................17
   3.07.    INTELLECTUAL PROPERTY................................................................................17
   3.08.    CONTRACTS............................................................................................18
   3.09.    LICENSES AND PERMITS.................................................................................20
   3.10.    SUFFICIENCY OF ACQUIRED ASSETS.......................................................................21
   3.11.    TAXES................................................................................................21
   3.12.    PROCEEDINGS..........................................................................................21
   3.13.    COMPLIANCE WITH APPLICABLE LAWS......................................................................21
   3.14.    TRANSACTIONS WITH AFFILIATES.........................................................................22
   3.15.    BENEFIT PLANS........................................................................................22
   3.16.    BROKERS OR FINDERS...................................................................................23
   3.17.    ABSENCE OF CHANGES OR EVENTS.........................................................................23
   3.18.    ENVIRONMENTAL MATTERS................................................................................23
   3.19.    NO OTHER AGREEMENTS..................................................................................23
   3.20.    EMPLOYEES............................................................................................24

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................24

   4.01.    ORGANIZATION; STANDING AND POWER.....................................................................24
   4.02.    AUTHORITY; EXECUTION AND DELIVERY; AND ENFORCEABILITY................................................24
   4.03.    NO CONFLICTS; CONSENTS...............................................................................25
   4.04.    LITIGATION...........................................................................................25
   4.05.    AVAILABILITY OF FUNDS................................................................................26
   4.06.    BROKERS OR FINDERS...................................................................................26

ARTICLE 5.        COVENANTS......................................................................................26

   5.01.    COVENANTS OF SELLERS RELATING TO CONDUCT OF BUSINESS.................................................26
   5.02.    NO SOLICITATION......................................................................................27
   5.03.    ACCESS TO INFORMATION: ACCESS TO EMPLOYEES...........................................................28
   5.04.    CONFIDENTIALITY......................................................................................28
   5.05.    COMMERCIALLY REASONABLE EFFORTS; GOVERNMENTAL CONSENTS; SHARED BUILDING ARRANGEMENTS.................29
   5.06.    EXPENSES; TRANSFER TAXES.............................................................................29


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                                      -i-

   5.07.    COLLECTION OF RECEIVABLES............................................................................29
   5.08.    EMPLOYEE MATTERS.....................................................................................30
   5.09.    PUBLICITY............................................................................................32
   5.10.    ACCESS TO RECORDS....................................................................................32
   5.11.    BULK TRANSFER LAWS...................................................................................32
   5.12.    FURTHER ASSURANCES...................................................................................32
   5.13.    PURCHASE PRICE ALLOCATION............................................................................33
   5.14.    EMPLOYEE NON-SOLICITATION............................................................................33
   5.15.    NON-COMPETITION......................................................................................34
   5.16.    MANAGEMENT AGREEMENT.................................................................................35
   5.17.    REVISIONS TO SCHEDULES...............................................................................35

ARTICLE 6.        CONDITIONS PRECEDENT...........................................................................35

   6.01.    CONDITIONS TO EACH PARTY'S OBLIGATION................................................................35
   6.02.    CONDITIONS TO OBLIGATION OF PURCHASER................................................................37
   6.03.    CONDITIONS TO OBLIGATION OF SELLERS..................................................................37
   6.04.    FRUSTRATION OF CLOSING CONDITIONS....................................................................38
   6.05.    EFFECT OF CERTAIN WAIVERS OF CLOSING CONDITIONS......................................................38

ARTICLE 7.        TERMINATION, AMENDMENT AND WAIVER..............................................................38

   7.01.    TERMINATION..........................................................................................38
   7.02.    EFFECT OF TERMINATION................................................................................39
   7.03.    AMENDMENTS AND WAIVERS...............................................................................39

ARTICLE 8.        INDEMNIFICATION................................................................................39

   8.01.    INDEMNIFICATION BY SELLERS...........................................................................39
   8.02.    INDEMNIFICATION BY PURCHASER.........................................................................41
   8.03.    CALCULATION OF LOSSES................................................................................42
   8.04.    TERMINATION OF INDEMNIFICATION.......................................................................42
   8.05.    PROCEDURES...........................................................................................42
   8.06.    SURVIVAL OF REPRESENTATIONS..........................................................................44
   8.07.    NO ADDITIONAL REPRESENTATIONS........................................................................45

ARTICLE 9.        GENERAL PROVISIONS.............................................................................45

   9.01.    ASSIGNMENT...........................................................................................45
   9.02.    NO THIRD-PARTY BENEFICIARIES.........................................................................45
   9.03.    ATTORNEY FEES........................................................................................45
   9.04.    NOTICES..............................................................................................45
   9.05.    INTERPRETATION; EXHIBITS AND SCHEDULES; CERTAIN DEFINITIONS..........................................46
   9.06.    COUNTERPARTS.........................................................................................47
   9.07.    ENTIRE AGREEMENT.....................................................................................48
   9.08.    SEVERABILITY.........................................................................................48
   9.09.    GOVERNING LAW........................................................................................48
   9.10.    DISPUTE SETTLEMENT...................................................................................48
   9.11.    WAIVER OF JURY TRIAL.................................................................................48
   9.12.    SPECIFIC PERFORMANCE.................................................................................49
   9.13.    REFUNDS..............................................................................................49


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                                     -ii-

                        Schedules, Exhibits and Annexes

Schedule 1.02(a)(i)                 Excluded Real Property
Schedule 1.02(a)(v)                 Assigned Intellectual Property
Schedule 1.02(a)(vi)                Excluded Software
Schedule 1.02(a)(viii)              Licensed Intellectual Property
Schedule 1.02(a)(ix)                IP Addresses
Schedule 1.02(a)(x)                 Excluded Permits
Schedule 1.02(a)(xii)               Assigned Contracts
Schedule 1.02(a)(xvii)              Investments
Schedule 1.02(b)                    Excluded Assets
Schedule 1.02(b)(viii)              Shared Buildings
Schedule 1.03(a)(iii)               Off-Balance Sheet Liabilities
Schedule 1.03(b)(xiv)               Excluded Debt
Schedule 2.04                       Consents
Schedule 3.03                       No Conflicts; Consents
Schedule 3.04                       Operating and Performance Data
Schedule 3.05                       Acquired Assets Other than Real Property
                                    Interests and Assigned Intellectual
                                    Property - Liens
Schedule 3.05(b)                    Acquired Assets Other than Real Property
                                    Interests and Assigned Intellectual
                                    Property - Asset Condition
Schedule 3.06(b)                    Real Property - Leased Property - Real
                                    Property Leases
Schedule 3.06(c)                    Real Property -Liens
Schedule 3.07                       Intellectual Property
Schedule 3.08(a)                    Contracts
Schedule 3.08(b)                    Contracts - Building Access Agreements
Schedule 3.08(c)                    Contracts - Defaults
Schedule 3.09(a)                    Permits
Schedule 3.10                       Sufficiency of Assets
Schedule 3.11                       Taxes - Material Tax Liens
Schedule 3.12                       Proceedings
Schedule 3.13                       Compliance with Applicable Laws
Schedule 3.14                       Transactions with Affiliates
Schedule 3.15                       Benefit Plans
Schedule 3.17                       Absence of Changes or Events
Schedule 3.20                       Employees - Covered Employees
Schedule 5.01                       Covenants of Sellers Relating to Conduct
                                    of Business
Exhibit 1.04(c)                     Form Closing Statement
Exhibit 2.02(a)(i)                  Transition Services Agreement
Exhibit 2.02(a)(ii)                 Wholesale Services Agreement
Exhibit 2.02(a)(iii)                Internet Colocation Services Agreement
Exhibit 2.02(a)(iv)                 Network Colocation Services Agreement
Exhibit 2.02(a)(v)                  Building Rights Agreement
Exhibit 2.02(a)(vi)                 Management Agreement
Exhibit 4.05                        Financing Commitment


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                                     -iii-

                           Schedule of Defined Terms

         Each of the following terms shall have the meaning assigned thereto in the Section of this Agreement set forth opposite such term:


TERM                                                                                     SECTION

Acquired Assets..........................................................................1.02(a)
Acquisition..............................................................................1.01
affiliate................................................................................9.05(b)
Ancillary Agreements.....................................................................1.02(b)(iv)
Applicable Law...........................................................................3.03
Assigned Contracts.......................................................................1.02(a)(xii)
Assigned Intellectual Property...........................................................1.02(a)(v)
Assigned Permits.........................................................................1.02(a)(x)
Assigned Premises........................................................................1.02(a)(i)
Assumed Liabilities......................................................................1.03(a).
Building Access Agreements...............................................................1.02(a)(xi)
Building Rights Agreement................................................................2.02(a)
Business.................................................................................Preamble
business day.............................................................................9.05(b)
Business Plan............................................................................3.04(b)
Business Property........................................................................3.06(c)
Closing..................................................................................2.01
Closing Date.............................................................................2.01
Closing Date Consideration...............................................................1.01
Closing Statement........................................................................1.04(c)
Code.....................................................................................3.11(a)
Communications Act.......................................................................3.03
Confidentiality Agreement................................................................5.04
Consent..................................................................................3.03
Contracts................................................................................1.02(a)(xi)
Covered Employee.........................................................................3.20
Customer Revenue Amount..................................................................1.04(a)
Environmental Laws.......................................................................3.18
ERISA....................................................................................3.15(a)
Exchange Act.............................................................................3.03
Excluded Assets..........................................................................1.02(b)
Excluded Debt............................................................................1.03(b)(xiv)
Excluded Liabilities.....................................................................1.03(b)
Existing Customer........................................................................5.15(a)
FCC......................................................................................3.03
Financing Commitment.....................................................................4.05
Governmental Entity......................................................................3.03
HSR Act..................................................................................3.03
including................................................................................9.05(b)
Independent Accounting Firm..............................................................1.04(d)
Intellectual Property....................................................................1.02(a)(v)


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                                     -iv-

TERM                                                                                     SECTION

Intermedia...............................................................................Preamble
Internet Colocation Services Agreement...................................................2.02(a)
Inventory................................................................................1.02(a)(ii)
Investments..............................................................................1.02(a)(xvii)
Judgment.................................................................................3.03
Knowledge of Purchaser...................................................................4.04
Knowledge of Sellers.....................................................................3.04(d)
Leased Property..........................................................................3.06(b)
Licensed Intellectual Property...........................................................1.02(a)(viii)
Liens....................................................................................3.05
Losses...................................................................................8.01(a)
Management Agreement.....................................................................2.02(a)
Material Landlord........................................................................3.08(b)
Network Collocation Services Agreement...................................................2.02(a)
Permits..................................................................................3.09(a)
Permitted Liens..........................................................................3.05
person...................................................................................9.05(b)
Personal Property........................................................................1.02(a)(iii)
Proceeding...............................................................................1.03(b)(iv)
PUCs.....................................................................................3.03
Purchase Price...........................................................................1.01
Purchaser................................................................................Preamble
Purchaser Material Adverse Effect........................................................4.01
Real Property Leases.....................................................................3.06(c)
Receivables..............................................................................1.02(a)(iv)
Records..................................................................................1.02(a)(xvi)
Retained Employees.......................................................................5.08(a)
Revenue Adjustment Amount................................................................1.04(a)
SEC......................................................................................5.09
Seller Benefit Plans.....................................................................3.15(a)
Seller Pension Plans.....................................................................3.15(a)
Sellers..................................................................................Preamble
Sellers Material Adverse Effect..........................................................3.01
Sellers POP Equipment....................................................................1.02(b)(ix)
Services.................................................................................5.15(a)
Shared Buildings.........................................................................1.02(b)(viii)
Software.................................................................................1.02(a)(vi)
STFI.....................................................................................Preamble
STFI Sub.................................................................................Preamble
subsidiary...............................................................................9.05(b)
Tax......................................................................................3.11(a)
Taxing Authority.........................................................................3.11(a)
Technology...............................................................................1.02(a)(vii)
Telecommunications Revenue...............................................................1.04(a)
Third-Party Claims.......................................................................8.05(a)
Transition Services Agreement............................................................2.02(a)
Vendor Contracts.........................................................................3.08(a)(v)
WARN Act.................................................................................5.08(g)
Wholesale Services Agreement.............................................................2.02(a)
Working Capital..........................................................................1.04(a)
Working Capital Adjustment Amount........................................................1.04(g)
Working Capital Assets...................................................................1.04(a)
Working Capital Liabilities..............................................................1.04(a)
Working Capital Revenue Adjustment.......................................................1.04(a)
WorldCom.................................................................................Preamble
WorldCom Sub.............................................................................Preamble

         ASSET PURCHASE AGREEMENT dated as of May 31, 2002, among INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Intermedia"), SHARED TECHNOLOGIES FAIRCHILD, INC., a Delaware corporation and a wholly owned subsidiary of Intermedia ("STFI"), SHARED TECHNOLOGIES FAIRCHILD TELECOM, INC., a Delaware corporation and a wholly owned subsidiary of STFI ("STFI Sub"), MCI WORLDCOM COMMUNICATIONS, INC., a Delaware corporation ("WorldCom Sub"), WORLDCOM, INC., a Georgia corporation ("WorldCom", and collectively with Intermedia, STFI, STFI Sub and WorldCom Sub, the "Sellers"), and CYPRESS COMMUNICATIONS, INC., a Delaware corporation ("Purchaser").

         WHEREAS, Sellers currently provide shared tenant telecommunications services in various locations in the United States utilizing in-building distribution networks (the "Business");

         WHEREAS, Sellers desire to sell certain assets relating to the Business, and Purchaser desires to purchase such assets and assume certain liabilities of Sellers with respect to the Business, upon the terms and conditions hereinafter set forth; and

         WHEREAS, Sellers and/or certain of their affiliates agree to provide certain services to Purchaser, and Purchaser and/or certain of its affiliates agree to provide certain services to Sellers and their affiliates, in each case upon the terms and subject to the conditions set forth in the Ancillary Agreements referred to herein.

         Accordingly, the parties hereby agree as follows:

                Article 1. Purchase and Sale of Acquired Assets

         1.01.    Purchase and Sale.

         On the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Sellers all the right, title and interest as of the Closing of Sellers in, to and under the Acquired Assets, in exchange for
(a) an aggregate purchase price equal to $32,000,000 (the "Closing Date Consideration"), plus or minus, as the case may be, the Working Capital Adjustment Amount described in Section 1.04 (the resulting sum being, the "Purchase Price"), payable as set forth in Section 2.02(b), and (b) the assumption of the Assumed Liabilities. The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition".

         1.02.    Acquired Assets and Excluded Assets.

                  (a) The term "Acquired Assets" means all right, title and interest of Sellers in all of the properties, assets, goodwill and rights of Sellers of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Sellers on the Closing Date and primarily used or primarily held or intended for use in the operation or conduct of the Business, other than the Excluded Assets, including:


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                                      -1-

                           (i) Except as set forth in Schedule 1.02(a)(i), all real property, leaseholds and other interests in real property of Sellers listed in Schedule 3.06(b), in each case together with Sellers' right, title and interest in all buildings, improvements and fixtures thereon and all other appurtenances thereto (the "Assigned Premises"), which term, for avoidance of doubt, shall exclude the Building Access Agreements;

                           (ii) all finished goods, raw materials, work in progress, supplies, parts, spare parts and other inventories of Sellers (including those located on the Assigned Premises, in transit, on consignment or in the possession of any third party) on the Closing Date that are primarily used or primarily held or intended for use in the operation or conduct of the Business (collectively, the "Inventory");

                           (iii) all other tangible personal property and interests therein, including all machinery, equipment, furniture, furnishings and vehicles, of Sellers that are primarily used or primarily held or intended for use in the operation or conduct of the Business (the "Personal Property");

                           (iv) all accounts receivable, together with all unbilled usage and/or service charges, of Sellers on the Closing Date to the extent arising out of the operation or conduct of the Business (the "Receivables");

                           (v) the patents (including all reissues, divisions, continuations and extensions thereof), patent applications, patent rights, trademarks, trademark registrations, trademark applications, servicemarks, trade names, business names, Internet domain names, brand names, logos, corporate names, copyrights, copyright registrations, designs, design registrations, and all rights to any of the foregoing ("Intellectual Property"), of Sellers listed on
                  Schedule 1.02(a)(v) (the "Assigned Intellectual Property"), which term, for the avoidance of doubt, shall not include any Licensed Intellectual Property;

                           (vi)     except as set forth on Schedule
                  1.02(a)(vi), all computer software programs (including any portion that was developed by, for or under contract with, Sellers, all source codes and object codes, interfaces, navigational devices, menus, menu structures or arrangements, icons, help and other operational instructions and the literal and nonliteral expression of ideas that operate, cause, create, direct, manipulate, access or otherwise affect such computer software programs) of Sellers and all material documentation and user manuals related thereto which are primarily used or primarily held or intended for use in the operation or conduct of the Business (collectively, the "Software"), which term, for the avoidance of doubt, shall not include any Licensed Intellectual Property;

                           (vii)    all trade secrets, confidential
                  information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of Sellers that are primarily used or primarily held or intended for use in the operation or conduct of


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                                      -2-
                  the Business (the "Technology"), which term, for the avoidance of doubt, shall not include any Licensed Intellectual Property;

                           (viii) all rights of Sellers in to or under all Intellectual Property, Software or Technology that any third party has validly granted to Sellers and that the Sellers primarily use or primarily hold or intend for use in the Business pursuant to license, sublicense, agreement or permission, including, but not limited to, those items listed on Schedule 1.02(a)(viii) (the "Licensed Intellectual Property");

                           (ix)     all IP addresses listed on Schedule
                  1.02(a)(ix), or, to the extent any such IP addresses are not freely transferable by the Sellers because of restrictions placed on the transferability of such IP addresses by the American Registry for Internet Numbers or NeuLevel (or similar entity), respectively, all right, title and interest of Sellers in such IP addresses to the full extent such right, title and interest may be transferred;

                           (x) except as set forth in Schedule 1.02(a)(x), all Permits of Sellers that are primarily used or primarily held or intended for use in the operation or conduct of the Business (the "Assigned Permits");

                           (xi) all contracts, bids, proposals, leases, subleases, licenses, indentures, agreements, commitments and all other legally binding arrangements (other than the Excluded Debt), whether oral or written ("Contracts"), to which any Seller is a party or by which any Seller is bound, and which are primarily used or primarily held or intended for use in, or which arise primarily out of, the operation or conduct of the Business, pursuant to which any Seller leases or licenses real property that provide any Seller with access to multi-tenant office buildings from which any Seller derives revenue, or is permitted or authorized to derive revenue, from the sale of services in connection with the operation or conduct of the Business, as the same are listed in Schedule 3.08(b) ("Building Access Agreements");

                           (xii) all Contracts (other than Building Access Agreement, but including purchase orders and sales orders) to which any Seller is a party or by which any Seller is bound that are primarily used or primarily held or intended for use in, or that arise primarily out of, the operation or conduct of the Business or to which the Acquired Assets are subject, as the same are listed in Schedule 1.02(a)(xii) (collectively with the Building Access Agreements, the "Assigned Contracts");

                           (xiii) all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business;

                           (xiv) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that are primarily used or primarily held or


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                                      -3-
                  intended for use in, or that arise primarily out of, the operation or conduct of the Business;

                           (xv) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits to the extent relating to any other Acquired Asset or any Assumed Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any Seller in respect of any other Acquired Asset or any Assumed Liability, but not to the extent related to any Excluded Asset or Excluded Liability, as provided in Section 1.02(b)(ii);

                           (xvi) all books of account, ledgers, general, financial, accounting and personnel records and files of Sellers relating exclusively to the Business, copies of all books of account, ledgers, general, financial, accounting and personnel records and files of Sellers relating primarily to the Business, and invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, facilities and colocation drawings and specifications, customer and supplier correspondence (in all cases, in any form or medium), of Sellers that are primarily used or primarily held or intended for use in, or that arise primarily out of, the operation or conduct of the Business (the "Records");

                           (xvii) all partnership interests or any other equity interest in any corporation, company, limited liability company, partnership, joint venture, trust or other business association ("Investments") listed in Schedule 1.02(a)(xvii), and all other Investments that are primarily used or primarily held for use in, or that arise primarily out of, the operation or conduct of the Business;

                           (xviii)  all goodwill generated by or associated
                  with the Business; and

                           (xix)    without duplication, all Working Capital
                  Assets.

                  (b)      The term "Excluded Assets" means:

                           (i)      all cash and cash equivalents of Sellers;

                           (ii) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits of Sellers to the extent relating to any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Sellers in respect of any other Excluded Asset or any Excluded Liability;

                           (iii) except as specifically provided in Section 5.08, all the assets of the Sellers Pension Plans;


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                                      -4-

                           (iv) all rights of Sellers under this Agreement, and the Transition Services Agreement, the Wholesale Services Agreement, the Internet Colocation Services Agreement, the Network Colocation Services Agreement, the Building Rights Agreement, the Management Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (the "Ancillary Agreements");

                           (v) all records prepared in connection with the sale of the Business to Purchaser;

                           (vi) all books of account, ledgers, general, financial, accounting and personnel records and files of Sellers that do not relate exclusively to the Business, except that Purchaser shall receive a copy of any portion of any such records that relate to the Business in any respect;

                           (vii) all Contracts to which any Seller is a party or by which any Seller is bound that are not listed in
                  Schedule 1.02(a)(xii);

                           (viii) all Contracts pursuant to which any Seller leases or licenses real property that provide any Seller with access to multi-tenant office buildings from which any Seller derives revenue, or is permitted or authorized to derive revenue, from the sale of services in connection with the operation or conduct of the Business, but which Contracts are not primarily used or primarily held or intended for use in, or do not arise primarily out of, the operation or conduct of the Business including but not limited to Contracts for the buildings listed on Schedule 1.02(b)(viii) ("Shared Buildings");

                           (ix) any and all local or long-distance voice switches, data network devices (frame, ATM, IP), SONET equipment, DS1/DS3/copper/fiber/coax terminating devices, traffic aggregation equipment, cross-connect panels, or other such equipment used by the Sellers in whole or in part in a building to provide services to customers other than customers of the Business ("Sellers POP Equipment");

                           (x) any Contracts with landlords or building owners under which Sellers obtain the right to locate the Sellers POP Equipment in a building, except to the extent such a Contract is also a Building Access Agreement;

                           (xi) any refunds or credits of Taxes for any taxable period (or portion thereof) ending on or prior to the Closing Date;

                           (xii) all Software used in the Business but not owned or licensed by Sellers;

                           (xiii) all the properties, assets, goodwill and rights of Sellers of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Sellers on the Closing Date that are not primarily used or primarily


===============================================================================
                  held or intended for use in the operation or conduct of the Business or not specifically listed in Section 1.02(a); and

                           (xiv) all assets, property, rights, contracts or claims set forth on Schedule 1.02(b).

         1.03.    Assumption of Certain Liabilities.

                  (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and from and after the Closing Purchaser shall pay, perform and discharge when due, all the following liabilities, obligations and commitments of Sellers (the "Assumed Liabilities"), other than any Excluded
         Liabilities:

                           (i)      all liabilities, obligations and
                  commitments of Sellers under the Assigned Contracts, except obligations, liabilities or obligations arising out of any actual or alleged breach on or prior to the Closing by Sellers of, or nonperformance on or prior to the Closing by Sellers under, any Assigned Contract;

                           (ii) all accounts payable arising exclusively out of the operation or conduct of the Business prior to and following the Closing;

                           (iii)    all off-balance sheet liabilities listed on
                  Schedule 1.03(a)(iii);

                           (iv)     the Working Capital Liabilities; and

                           (v) all other liabilities, obligations and commitments relating to or arising primarily out of the operation or conduct of the Business arising after the Closing Date, whether express, implied, liquidated, absolute, accrued, contingent or otherwise, known or unknown, and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act or omission existing or occurring after the Closing Date, but not relating to or arising out of any fact, circumstance, occurrence, condition, act or omission existing on or occurring prior to the Closing Date.

                  (b) Notwithstanding Section 1.03(a), or any other provision of this Agreement or any Ancillary Agreement, Purchaser shall not assume any of the following liabilities, obligations and commitments of Sellers (the "Excluded Liabilities"), all of which shall be retained and paid, performed and discharged when due by Sellers or one of their respective affiliates:

                           (i) any liability, obligation or commitment of Sellers not specifically set forth in Section 1.03(a);

                           (ii) any liability, obligation or commitment of Sellers, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, arising out of the operation or conduct by Sellers or any of their affiliates of any business other than the Business;


===============================================================================

                           (iii) any liability, obligation or commitment of Sellers arising out of any actual or alleged breach by Sellers of, or nonperformance by Sellers under, any Contract (including any Assigned Contract) prior to the Closing;

                           (iv) any liability, obligation or commitment of Sellers arising out of (A) any claim, suit, action or proceeding ("Proceeding") pending or, to the Knowledge of Sellers, threatened as of the Closing Date or (B) any actual or alleged violation by Sellers or any of their affiliates of any Applicable Law prior to the Closing;

                           (v) any liability, obligation or commitment of Sellers to the extent it relates to, or that arises out of, any Excluded Asset, or that arises out of the distribution to, or ownership by, Sellers of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

                           (vi) any account payable or accrued expense of Sellers that relates to, or that arises out of events occurring on or before the Closing Date, to the extent the same are not included in Working Capital Liabilities and any indebtedness for borrowed money or guarantees thereof;

                           (vii) any liability, obligation or commitment for Taxes, whether or not accrued, assessed or currently due and payable and, whether or not disclosed or required to be disclosed pursuant to Section 3.11 of this Agreement or otherwise, (A) of any Seller (whether directly or as a transferee, by contract or otherwise) or (B) relating to the operation or ownership of the Business or the assets for any Tax period (or portion thereof) ending on or prior to the Closing Date (for purposes of this clause (vi), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between Sellers, as applicable, and Purchaser (but Purchaser shall not be deemed to have assumed any such underlying tax liability arising on or before the Closing Date) based upon the number of days of such period included in the pre-Closing Tax period and the number of days of such Tax period after the Closing Date (which period shall include the Closing Date));

                           (viii) except as expressly provided in Section 5.08, any liability, obligation or commitment of Sellers or any of their affiliates under any Seller Benefit Plan;

                           (ix) any liability, obligation or commitment of Sellers that relates to, or that arises out of, services performed or products manufactured, shipped or sold by or on behalf of Sellers on or prior to the Closing Date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall or any other claims (including workers' compensation, employer's liability or otherwise)), whether such liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to the Closing Date;


===============================================================================

                           (x) except to the extent provided in Section 5.08, any liability, obligation or commitment of Sellers that relates to, or that arises out of, the termination of the employment with Sellers of any employee or former employee of the Business (including as a result of the transactions contemplated by this Agreement) on or prior to Closing, including, without limitation, any salary, severance, bonuses, vacation, stock options or other employee benefits, rights or obligations under any Seller Benefit Plan;

                           (xi) any liability, obligation or commitment arising under any Environmental Law in respect of the Acquired Assets or the Business, to the extent arising out of conditions existing or events occurring on or prior to the Closing Date;

                           (xii) any liability, obligation or commitment arising in respect of any employees or former employees of the Sellers in the Business (or any beneficiaries associated with such employees and former employees), to the extent arising out of conditions existing or events occurring on or prior to the Closing Date or as a result of the consummation of the Acquisition;

                           (xiii) any liability, obligation or commitment of Sellers to any of their respective affiliates; and

                           (xiv) any liability, obligation or commitment (the "Excluded Debt") pursuant to any Contract listed on
                  Schedule 1.03(b)(xiv).

                  (c) Purchaser shall acquire the Acquired Assets free and clear of all liabilities, obligations and commitments of Sellers, other than the Assumed Liabilities, and free and clear of all Liens, other than Permitted Liens.

         1.04.    Working Capital.

                  (a)      For purposes of this Agreement,

                           "Customer Revenue Amount" shall mean the absolute
                  value of the difference between Telecommunications Service Revenue and $22,000,000, provided however, that with respect to up to the first $1,000,000 of such difference, only 50% of such difference shall be included in the Customer Revenue Amount, but in the case of any amounts in excess of $1,000,000, 100% of such difference shall be included in the Customer Revenue Amount.

                           "Revenue Adjustment Amount" shall mean an amount
                  calculated pursuant to the following formula: (i) 4, multiplied by (ii) the Customer Revenue Amount, multiplied by
                  (iii) 0.318 (31.8%), multiplied by (iv) 2.77.

                           "Telecommunications Services Revenue" means, for the
                  three-month period ended June 30, 2002, the gross revenue of the Business, including, but not limited to, non-recurring revenue from integration activities and equipment sales


===============================================================================
                  or other non-recurring services or activities, determined in accordance with accounting principles consistently applied throughout such period and the methodology used in the Business Plan; provided, however, that any revenue from "Integration Services", determined in accordance with the methodology used in the Business Plan, shall be included in the determination of Telecommunications Services Revenue only to the extent the amount of such revenue does not exceed $3,850,000.

                           "Working Capital" shall mean an amount equal to (i)
                  the Working Capital Assets minus the Working Capital Liabilities, all as of the close of business on the Closing Date plus or minus (as determined below) (ii) the Revenue Adjustment Amount. The Revenue Adjustment Amount shall either be added to clause (i) if the Telecommunications Service Revenue exceeds $22,000,000 or subtracted from clause (i) if $22,000,000 exceeds the Telecommunications Service Revenue.

                           "Working Capital Assets" shall mean the following
                  current assets of the Business determined in accordance with accounting principles consistently applied throughout the periods indicated and the methodology used in the Business Plan (provided that the reserve for uncollectible accounts will be established as set forth below) to the extent such assets are included in the Acquired Assets: (i) Receivables at the full face value thereof net of the face amount of any Receivables that are not collected by the 90th day after the Closing Date; (ii) all deposits and prepaid expenses (but only to the extent that Purchaser will obtain the benefit thereof); and (iii) the fair market value of Inventory. For the avoidance of doubt, Working Capital Assets shall not include cash or cash equivalents.

                           "Working Capital Liabilities" shall mean the current
                  liabilities of the Business determined in accordance with accounting principles consistently applied throughout the periods indicated and the methodology used in the Business Plan, including but not limited to the following: accounts payable, customer deposits, advances payable, deferred income, deferred rent and royalty advances; provided, however, notwithstanding anything to the contrary set forth in this Agreement, Working Capital Liabilities shall in no event include any of the following: taxes payable, salaries, benefits, or any other compensation obligations in respect of any employees of Sellers or any fees, cost or expense incurred in connection with the preparation for sale or marketing of the Business, or the negotiation, documentation, execution or delivery of this Agreement or any other agreements with respect to the sale of the Business, including, without limitation the preparation of the Business Plan or the payment of any fees described in Section 3.16.

                  (b) During the period from the Closing Date until 90 days after the Closing Date, the Purchaser shall attempt to collect all Receivables using the same efforts in collecting such receivable as the Purchaser uses in collecting its accounts receivables, but in no event less than commercially reasonable efforts.


===============================================================================

                  (c) Within 90 days after the Closing Date, Purchaser shall prepare and deliver to the Sellers, a statement of the Working Capital as of the Closing Date in the form attached hereto as Exhibit 1.04(c), which provides reasonable detail with respect to the various components thereof (the "Closing Statement").

                  (d) Within 15 business days after receipt of the Closing Statement, the Sellers will deliver to Purchaser a written statement describing their questions or objections (if any) to the Closing Statement. If the Sellers do not raise any questions or objections in writing within such period, the Purchaser's good faith estimate of the Working Capital will become final and binding upon all of the parties. If the Sellers do raise any such questions or objections in writing, Purchaser, Sellers and their respective accountants shall attempt in good faith to resolve such matters within 30 days after receipt of the same by Purchaser, and if unable to do so, Purchaser and the Sellers shall refer all remaining disputes concerning the Closing Statement to a mutually agreeable nationally recognized independent accounting firm (the "Independent Accounting Firm") which shall be instructed to resolve such disputes within 60 days of the referral. Purchaser and the Sellers will make available to the Independent Accounting Firm at reasonable times and upon reasonable notice at any time during the pendency of any dispute under this Section 1.04(d), the work papers, back-up materials and any other relevant information used in preparing the Closing Statement. Purchaser and the Sellers shall have the right to meet jointly with the Independent Accounting Firm during this period and to present their respective positions. The resolution of disputes by the Independent Accounting Firm and its determination of the Working Capital will be set forth in writing and will be conclusive and binding upon the parties, upon the date of such resolution.

                  (e) Purchaser will make the work papers and back-up materials used in preparing the Closing Statement available to the Sellers and their accountants and other representatives at reasonable times, upon reasonable notice (and copies thereof at the Sellers' sole cost and expense) at any time during (i) the review by the Sellers of the Closing Statement and (ii) the pendency of any dispute under
         Section 1.04(d) above. Until any such dispute is resolved, Purchaser will keep these materials in the principal business office of the Business or, if such office is moved, in a location reasonably convenient to the Sellers (or in the offices of the Independent Accounting Firm).

                  (f) The Sellers, on the one hand, and Purchaser, on the other hand, will each pay their own fees and expenses (including without limitation any fees and expenses of their accountants and other representatives) in connection with the determination of the Working Capital (excluding the fees and expenses of the Independent Accounting Firm). The fees and expenses of the Independent Accounting Firm pursuant to this Section 1.04 shall be borne by Purchaser and Sellers in inverse proportion as they may prevail on Purchaser matters resolved by the Independent Accounting Firm, which proportionate allocations shall also be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the hand merits of the matters submitted.

                  (g) If the Working Capital, as finally determined in accordance with this Section 1.04, exceeds zero, then an amount equal to the Working Capital shall be paid not later than five (5) business days following such determination by the Purchaser (by wire


===============================================================================
         transfer of immediately available funds) to the Sellers. If the Working Capital, as finally determined in accordance with this Section 1.04, is less than zero, then an amount by which the Working Capital is less than zero shall be paid not later than five (5) business days following such determination by the Sellers (by wire transfer of immediately available funds) to the Purchaser. The amount of the resulting payment to be made pursuant to Section 1.04(g) being, the "Working Capital Adjustment Amount".

                  (h) No later than such time as the Working Capital Adjustment Amount has been finally determined, in the event that any Receivables remained uncollected as of the 90th day after Closing, Purchaser shall, upon the request of Sellers, transfer to the Sellers free of charge, without representation or warranty except as expressly set forth in this clause, its right, title and interest to such Receivables, free and clean of all Liens created by or through Purchaser. In such event, Purchaser shall execute such documents as the Sellers may reasonably request to evidence such transfer.

         1.05.    Payments and Computations.

         Each party shall make each payment due to the other parties hereunder as soon as practicable on the day when due in U.S. dollars by wire transfer in immediately available funds. All computations of interest shall be made by the party entitled to receive payment on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest.

                            Article 2. The Closing

         2.01.    Closing Date.

         The closing of the Acquisition (the "Closing") shall take place at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, D.C. 20037, at 10:00 a.m. on the day of the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 6.01, or, if on such day any condition set forth in Section 6.02 or Section 6.03 has not been satisfied (or, to the extent permitted, waived by the party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article 6 have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between Sellers and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

         2.02.    Transactions To Be Effected at the Closing.

                  At the Closing:

                  (a) Sellers shall deliver to Purchaser (i) such appropriately executed deeds (in recordable form), bills of sale, assignments and other instruments of transfer relating to


===============================================================================
         the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel, (ii) executed counterparts of a Transition Services Agreement dated as of the Closing Date (the "Transition Services Agreement"), among Sellers, certain of their affiliates and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(i), (ii) executed counterparts of a WorldCom Wholesale Services Agreement dated as of the Closing Date (the "Wholesale Services Agreement"), among one or more affiliates of WorldCom and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(ii), provided, however, that the pricing provisions (including, but not limited to, rates, fees and other charges, but not including the rates to be specified for existing circuits in Exhibit A to Schedule 4 of the Wholesale Services Agreement) and revenue commitments contained in Exhibit 2.02(a)(ii) shall not be materially modified, (iii) executed counterparts of a United States Internet Colocation Services Agreement dated as of the Closing Date (the "Internet Colocation Services Agreement"), among one or more affiliates of WorldCom and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(iii), provided, however, that the pricing provisions (including, but not limited to, rates, fees and other charges) and revenue commitments contained in Exhibit 2.02(a)(iii) shall not be materially modified, (iv) executed counterparts of a Network Colocation Services Agreement dated as of the Closing Date (the "Network Colocation Services Agreement"), among one or more affiliates of WorldCom and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(iv), provided, however, that the pricing provisions (including, but not limited to, rates, fees and other charges) and revenue commitments contained in Exhibit 2.02(a)(iv) shall not be materially modified, (v) executed counterparts of a Building Rights Agreement dated as of the Closing Date (the "Building Rights Agreement"), among WorldCom or one or more affiliates of WorldCom and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(v), (vi) subject to Section 5.16, executed counterparts of a Management Agreement dated as of the Closing Date (the "Management Agreement"), among the Sellers and Purchaser, in form and substance mutually acceptable to the parties and substantially similar to the form attached hereto as Exhibit 2.02(a)(vi), (vii) each of the Consents required pursuant to Section 6.01(d), and (viii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

                  (b) Purchaser shall deliver to Sellers (i) payment, by wire transfer to a bank account designated in writing by Sellers (such designation to be made at least two business days prior to the Closing
         Date), immediately available funds in an amount equal to the Closing Date Consideration, (ii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Sellers and their counsel, (iii) executed counterparts of the Transition Services Agreement, (iv) executed counterparts of the Wholesale Service Agreement, (v) executed counterparts of the Internet Colocation Services Agreement, (vi) executed counterparts of the Network


===============================================================================

         Colocation Services Agreement, (vii) executed counterparts of the Building Rights Agreement, (vii) subject to Section 5.16, executed counterparts of the Management Agreement, and (ix) such other documents as Sellers or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

         2.03.    Risk of Loss.

         Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence not covered by insurance payable to Purchaser shall be the sole responsibility of the applicable Sellers.

         2.04.    Consents And Waivers.

                  (a) Schedule 2.04 identifies each Assigned Contract (other than Contracts pursuant to which the Sellers provide communications services to customers) which requires the consent or waiver of any party to be assigned, transferred, subleased or sublicensed. To the extent any Assigned Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or a party thereto (other than the Seller) or any third party (including a Governmental Entities), or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of Applicable Law, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense thereof.

                  (b) For a period of time up until 150 days after the Closing Date, each party agrees to use all commercially reasonable efforts to obtain the consents and waivers referred to in this Section
         2.04 hereof and to obtain any other consents and waivers necessary to assign, convey, settle, deliver and transfer the Acquired Assets, provided, however, that no party shall be required to pay or commit to pay any amounts to (or incur any obligation in favor of), any person from whom such consent may be required, if such amount or obligation is not reasonable, as determined by such party in its reasonable discretion, and further provided that Sellers shall pay or commit to pay any amounts, which are reasonable, as determined by Seller in its reasonable discretion, to any person from whom consent to assign, convey, settle, deliver and transfer the Building Access Agreements may be required.

                  (c)      If any consent or waiver referred to in this Section
         2.04 hereof is not obtained prior to Closing, then until such consent is obtained, but in no event for any period in excess of 150 days after the Closing Date, the parties shall, to the extent, permissible under the relevant Assigned Contract, use commercially reasonable efforts to implement an arrangement, reasonable and lawful as to both Purchaser and Sellers, designed to afford to Purchaser the benefits of the Acquired Assets.

             Article 3. Representations and Warranties of Sellers

         Except as disclosed in any of the schedules delivered by Sellers at the time of execution


===============================================================================
of this Agreement, each of the Sellers hereby jointly and severally represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

         3.01.    Organization, Standing and Power.

         Each of the Sellers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct the Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to have (i) a Sellers Material Adverse Effect or (ii) a material adverse effect on the ability of Sellers to consummate the Acquisition and other transactions contemplated hereby. A "Sellers Material Adverse Effect" shall mean any change or effect that is reasonably likely to have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Business (exclusive of the Excluded Assets), other than changes relating to United States or foreign economies in general or the industries in which the Business operates and not specifically relating to the Business. Purchaser acknowledges that there may have been disruption to the Business as a result of the announcement Sellers of their intention to sell the Business (and there may be disruption to the Business as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby), and Purchaser acknowledges that, to the extent such disruptions can reasonably be shown to have resulted from either the identity of the Purchaser or the execution and delivery of this Agreement, such disruptions do not and shall not constitute a Sellers Material Adverse Effect. Each of the Sellers is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the Acquired Assets held by it or the nature of the Business make such qualification necessary for it to conduct the Business as currently conducted by it or the failure to so qualify could reasonably be expected to have a Sellers Material Adverse Effect.

         3.02.    Authority; Execution and Delivery; Enforceability.

         Each of the Sellers has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by each of Sellers of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by each of the Sellers of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Each of the Sellers has duly executed and delivered this Agreement and at or prior to the Closing Date will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).


===============================================================================

         3.03.    No Conflicts; Consents.

         Except as set forth in Schedules 2.04 and 3.03, the execution and delivery by Sellers of this Agreement do not, the execution and delivery by Sellers of each Ancillary Agreement to which they are, or are specified to be, parties will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Sellers with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Sellers under, any provision of (a) the certificates of incorporation or by-laws of Sellers, (b) any Contract to which Sellers are a party or by which any of their respective properties or assets are bound or (c) any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to Sellers or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect or could not reasonably be expected to prevent the consummation of the transactions contemplated hereby. No material consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to Sellers in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and similar foreign competition regulations, (ii) compliance with and filings under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), (iii) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934 (the "Communications Act") and the rules and regulations promulgated thereunder,
(iv) filings with and approvals of any state public utility commissions ("PUCs") or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations, (v) those that may be required solely by reason of the participation of Purchaser (as opposed to any other third party) in the Acquisition and other transactions contemplated hereby and by the Ancillary Agreements or (vi) other filings or approvals that individually or in the aggregate could not reasonably be expected to have a Sellers Material Adverse Effect or could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         3.04.    Operating Data.

                  (a) Schedule 3.04 sets forth certain operating data and certain performance data for the Business, including, without limitation, information with respect to Sellers' historical revenues, accounts receivable, and network assets. Such data: (i) is accurate in all material respects; (ii) has been prepared in accordance with accounting principles consistently applied throughout the Sellers' operation of the Business and the methodology used in the Business Plan; and (iii) is consistent with the information contained in the Records (which, in turn, are accurate in all material respects).


===============================================================================

                  (b) The summary pro forma financial statements set forth in the Confidential Information Memorandum prepared by The Breckenridge Group, Inc. dated March 2002, (the "Business Plan") were prepared in good faith on the basis of assumptions which management of WorldCom, based on their knowledge at the time, believed to be reasonable (with the understanding that such forecasts and projections can be subject to significant uncertainties and contingencies, many of which are beyond the control of Seller). Sellers do not provide any representation, warranty or assurance that the forecast or projections in the Business Plan will be achieved.

                  (c) The Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature that could reasonably be expected to have a Sellers Material Adverse Effect, except for the Assumed Liabilities, liabilities otherwise expressly disclosed in this Agreement or the schedules hereto. This representation shall not be deemed breached as a result of a change in Applicable Law after the Closing Date.

                  (d) For all purposes of this Agreement, the term "Knowledge of Sellers" shall mean the actual knowledge, after reasonable inquiry, of Michael J. Dimperio, Marnie Mitchell Keogh, Steve Letts, Carole W. Bradley, Gibran F. Saleh, Gerald Williams, Daphne Kaminski, David H. Stoughton, Lowell C. Douglas, Cheryl E. Barker and Kent A. Brown.

         3.05. Acquired Assets Other than Real Property Interests and Assigned Intellectual Property; Licensed Intellectual Property; Software; and Technology.

                  (a) Sellers have good and marketable title to all the Acquired Assets, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens"), except (i) those set forth in Schedule 3.05(a) and (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business and not material in amount, Liens of bonding companies with respect to bonds obtained in the ordinary course of business which bonds also constitute Assumed Liabilities, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for current Taxes that are not due and payable (the Liens described above, together with the Liens referred to in clauses
         (b) through (e) of Section 3.06(c), are referred to collectively as "Permitted Liens").

                  (b) Except as set forth in Schedule 3.05(b), all of the buildings, improvements, fixtures, physical plant, machinery, equipment and other tangible assets included in the Acquired Assets are in good operating condition and repair, except for ordinary wear and tear, and are useable in the ordinary course of business consistent with past practice.

                  (c) This Section 3.05 does not relate to real property or interests in real property, which are addressed in Section 3.06, or to the Assigned Intellectual Property, Licensed Intellectual Property, Software and Technology, which are addressed in Section 3.07.


===============================================================================

         3.06.    Real Property.

                  (a) The Sellers do not own any real property or fee simple interests in real property primarily used or primarily held or intended for use in the operation or conduct of the Business.

                  (b) Schedule 3.06(b) sets forth as of the date of this Agreement a complete list (including a brief description of the current or intended use of such property) of all real property and interests in real property leased by each Seller and primarily used or primarily held or intended for use in the operation or conduct of the Business, other than any such property or interest constituting an Excluded Asset or a Building Access Agreement (individually, a "Leased Property"). For avoidance of doubt, Leased Property shall exclude all Building Access Agreements which are set forth in Schedule 3.08(b).

                  (c) Sellers have valid leasehold estates pursuant to leases (the "Real Property Leases"), which are identified in Schedule 3.06(b), of all Leased Property (a Leased Property being sometimes referred to herein, individually, as a "Business Property"), in each case free and clear of all Liens, except (a) Liens described in clause
         (i) or (ii) of Section 3.05(a), (b) those set forth on Schedule 3.06(c), (c) leases, subleases and similar agreements set forth in Schedules 3.08(a), 3.08(b) or 3.08(c), (d) easements, covenants, rights-of-way and other similar restrictions of record, and (e) (i) zoning, building, subdivision, environmental and other similar restrictions, and (ii) Liens that have been placed by any developer, landlord or other third party on property over which Sellers have easement rights or on any Leased Property and subordination or similar agreements relating thereto. None of the items described in clause (e) above, individually or in the aggregate, materially impairs the continued use and operation of the Business Property to which they relate in the conduct of the Business as presently conducted. True and correct copies of the Real Property Leases have been delivered or made available to Purchaser. Each of the Real Property Leases, and each such instrument and agreement, is in full force and effect, and neither Sellers, to the extent that they are a party to such Real Property Lease, or party to or beneficiary of such instrument and agreement, nor, to the Knowledge of Sellers, any of the other parties thereto, have received or given any notice of default thereunder which is extant (i.e., same was not cured during the applicable grace period), and, to the Knowledge of Sellers, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default under any Real Property Lease or under any such instrument and agreement.

         3.07.    Intellectual Property.

         Except as set forth on Schedule 3.07:

                  (a) The Assigned Intellectual Property, Licensed Intellectual Property, Software and Technology constitute all material intellectual property used in the operation of the Business as currently conducted.

                  (b) To the Knowledge of Sellers, the conduct of the Business does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with,

         =======================================================================
         any intellectual property of third parties. Sellers have not received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation including, but not limited to any demand, offer or claim that the Sellers must license or refrain from using any intellectual property rights of any third party.

                  (c) With respect to each item of Assigned Intellectual Property, Software and Technology:

                           (i) Sellers possess all right, title, and interest in and to the item, except that for any unregistered Assigned Intellectual Property, Sellers' representation shall be qualified to the Knowledge of Sellers;

                           (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, charge or lien; and

                           (iii)    no charge, complaint, action, suit,
                  proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                  (d) To the Knowledge of Sellers, with respect to each item of Licensed Intellectual Property (including any such "off-the-shelf" software),

                           (i)      the underlying item of Licensed
                  Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, charge or lien; and

                           (ii)     no charge, complaint, action, suit,
                  proceeding, hearing, investigation, claim, or demand is pending, or, is threatened which challenges the legality, validity, or enforceability of the underlying item of Licensed Intellectual Property.

         3.08.    Contracts.

                  (a) Except as set forth in Schedule 3.08(a) and except for any Contracts which are Excluded Assets and the Building Access Agreements, Sellers are not a party to or bound by any Contract that is primarily used or primarily held or intended for use in, or that arises primarily out of, the operation or conduct of the Business and that is:

                           (i)      a written employment agreement or
                  employment contract that has an aggregate future liability in excess of $75,000 and is not terminable by Sellers by notice of not more than 60 days for a cost of less than $25,000;

                           (ii) a collective bargaining agreement or other Contract with any labor organization, union or association;


===============================================================================

                           (iii) a covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) that materially limits the conduct of the Business as presently conducted;

                           (iv) a lease, sublease or similar Contract with any person under which Sellers are a lessor or sublessor of, or makes available for use to any person, (A) any Business Property or (B) any portion of any premises otherwise occupied by Sellers;

                           (v) (A) a continuing Contract for the future purchase of materials, supplies or equipment (other than purchase orders for inventory in the ordinary course of business consistent with past practice) (a "Vendor Contract"), (B) a management, service, consulting or other similar Contract or an advertising agreement or arrangement, in any such case that has an aggregate future liability to any person in excess of $50,000 and is not terminable by Sellers by notice of not more than 60 days for a cost of less than $2,500;

                           (vi) a Contract providing for the services of any dealer, distributor or sales representative involving the payment or receipt over the life of such Contract in excess of $50,000 by Sellers and is not terminable by Sellers by notice of not more than 60 days for a cost of less than $2,500;

                           (vii)    a Contract (including any so-called
                  take-or-pay or keepwell agreement) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Sellers or (B) Sellers have directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case that, individually, is in excess of $50,000;

                           (viii)   a material Contract providing for
                  confidential treatment by Sellers of third party information other than non-disclosure agreements entered into by Sellers in the ordinary course of business consistent with past practice;

                           (ix)     a Contract for any Investment;

                           (x) a material license, sublicense, option or other Contract relating in whole or in part to the Assigned Intellectual Property, Licensed Intellectual Property, Software and Technology (including any license or other Contract under which Sellers are licensee or licensor of any Assigned Intellectual Property, Licensed Intellectual Property, Software and Technology);

                           (xi) (A) a Contract under which Sellers have borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or (B) any other note, bond, debenture or other evidence of indebtedness issued by Sellers to any person, in any such case that, individually, is in excess of $5,000 (other than Excluded
                  Debt); and


===============================================================================

                           (xii) a Contract for the sale of any Acquired Asset (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any Acquired Asset or requiring the consent of any party to the transfer thereof.

                  (b) Schedule 3.08(b) lists all Building Access Agreements and further identifies, by material third party landlord and its respective affiliates (each, as defined below, a "Material Landlord"), all Building Access Agreements to which such Material Landlord is a party. For purposes of this Section, a Material Landlord is one of the top 15 third party landlords (including its affiliates) in terms of the total revenue of the Business generated by the Sellers at such landlord's multitenant office buildings for the year ended December 31, 2001, as set forth in the Business Plan. True and complete copies of the Building Access Agreements shall have been delivered or made available to Purchaser prior to the Closing Date.

                  (c) Except as set forth in Schedule 3.08(c), all Assigned Contracts are valid, binding and in full force and effect and are enforceable by Sellers, as applicable, in accordance with their terms, except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity). Except as set forth in Schedules 3.08(a) or 3.08(c), to the Knowledge of Sellers, Sellers have performed all obligations required to be performed by them to date under the Assigned Contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder and, to the Knowledge of Sellers, no other party to any Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder. Sellers have not, except as disclosed in
         Schedule 3.08(c), received any notice of the intention of any party to terminate any Assigned Contract.

         3.09.    Licenses and Permits.

                  (a) Schedule 3.09(a) sets forth as of the date of this Agreement general descriptions of all material certificates, licenses, permits, authorizations and approvals ("Permits") issued or granted to Sellers by Governmental Entities that are necessary for the operation or conduct of the Business as currently conducted. Except as set forth in Schedule 3.09(a), (i) all such Permits are validly held by Sellers, and Sellers have complied in all material respects with all terms and conditions thereof; (ii) during the past 12 months, Sellers have not received notice of any Proceedings relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, could reasonably be expected to have a Sellers Material Adverse Effect, and (iii) to the Knowledge of Sellers, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Acquisition.


===============================================================================

                  (b) Sellers possess or have applied for all Permits necessary to own or hold under lease and operate the Acquired Assets and to conduct the Business as currently conducted, other than such Permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         3.10.    Sufficiency of Acquired Assets.

         The Acquired Assets, together with the Excluded Assets, comprise all the assets employed by Sellers in connection with the Business. Except as set forth on Schedule 3.10, the Acquired Assets, together with the services to be provided pursuant to the Ancillary Agreements, are sufficient for the conduct of Business immediately following the Closing in substantially the same manner as currently conducted.

         3.11.    Taxes.

                  (a)      For purposes of this Agreement:

                           "Code" means the Internal Revenue Code of 1986, as
                  amended.

                           "Tax" means any tax, governmental fee or other like
                  assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental, telecommunications or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

                  (b) Except as set forth in Schedule 3.11, no material Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes.

                  (c) No Seller is a "foreign person" within the meaning of Section 1445 of the Code.

         3.12.    Proceedings.

         Schedule 3.12 sets forth a list as of the date of this Agreement of each pending or, to the Knowledge of Sellers, threatened Proceeding, arising out of the conduct of the Business or against any Acquired Asset and that could reasonably be expected to (a) have a Sellers Material Adverse Effect or (b) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.12, Sellers are not a party or subject to or in default under any Judgment applicable to the conduct of the Business or any Acquired Asset or Assumed Liability, other than for such Judgments that, individually and in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.


===============================================================================

         3.13.    Compliance with Applicable Laws.

         The Business is in compliance with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect. Except as set forth in Schedule 3.13, Sellers have not received any written communication from a Governmental Entity that alleges that the Business is not in compliance in any material respect with any Applicable Law. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.11 or environmental matters, which are the subject of Section 3.18.

         3.14.    Transactions with Affiliates.

         Except as set forth in Schedule 3.14, none of the Contracts set forth in Schedules 3.08(a), 3.08(b), and 3.08(c) between the Business, on the one hand, and Sellers or any of their affiliates, on the other hand, will continue in effect subsequent to the Closing.

         3.15.    Benefit Plans.

                  (a) Schedule 3.15 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by Sellers or any of their affiliates for the benefit of any officers or employees of the Business ("Seller Pension Plans") and all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Sellers or any of their affiliates for the benefit of any officers or employees of the Business (all the foregoing, including Seller Pension Plans, being herein called "Seller Benefit Plans"). Sellers have made available to Purchaser true, complete and correct copies of (i) each Seller Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Seller Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Seller Benefit Plan for which such a summary plan description is required and (iv) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Seller Benefit Plan.

                  (b) Each Seller Benefit Plan has been administered in all material respects in accordance with its terms. Seller and all the Seller Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code and all applicable collective bargaining agreements.

                  (c) No Seller contributes to, has ever contributed to, or has ever been required to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA) and no Seller has any liability (including withdrawal liability) under any multiemployer plan.

                  (d) No Seller has incurred any cost, fee, expense, liability, claim, suit, obligation or other damage under Title IV of ERISA that could give rise to the imposition of any liability, cost, fee, expense or obligation which would reasonably be expected to become a liability of Purchaser and, to the Knowledge of Sellers, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation or other damage, which would be reasonably expected to become a liability of Purchaser.

         3.16.    Brokers or Finders.

         Except for the fees and expenses of The Breckenridge Group, Inc., which will be paid by the Sellers, the Sellers have no liability to any agent, broker, investment banker or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

         3.17.    Absence of Changes or Events.

         Since January 1, 2002, there has not been any change that individually or in the aggregate, has or could reasonably be expected to have a Sellers Material Adverse Effect. From January 1, 2002 to the date of this Agreement, Sellers have caused the Business to be conducted in the ordinary course and in substantially the same manner as previously conducted, other than as set forth in the Business Plan or otherwise disclosed in writing in connection with (a) the management and other presentations and (b) due diligence activities, in all cases, occurring on or before May 10, 2002, and as could not otherwise reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect. Since January 1, 2002, except as set for in Schedule 3.17, no Seller has, in each case insofar as the Business is concerned sold, leased, licensed or otherwise disposed of any assets of the Business (or entered into any contract to do any of the foregoing), except Inventory and obsolete or worn out equipment sold in the ordinary course of business consistent with past practice which was not otherwise material (individually or in the aggregate) to the Business or canceled any material indebtedness or waived any material claims or rights of material value.

         3.18.    Environmental Matters.

         Except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect, (i) Sellers and their affiliates have been, with respect to the Business, in compliance with all laws, rules and regulations relating to protection of the environment ("Environmental Laws"), (ii) Sellers possess and are in compliance with all permits, licenses and authorizations necessary under Environmental Laws for the operation of the Business and (iii) there are no pending, or to the Knowledge of Sellers, threatened, claims, proceedings or investigations against Sellers alleging that the Business or the Acquired Assets are not in compliance with any Environmental Laws.

         3.19.    No Other Agreements.

         No Seller has any legal obligation, absolute or contingent, to any other Person to sell, directly or indirectly, the Acquired Assets or to sell the Business. No Seller has any legal obligation, absolute or contingent, to any other Person to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of any Seller which is the owner of or enjoys the right to use any of the Acquired Assets or to enter into any agreement with respect thereto, except such as has not had and could not reasonably be expected to have (i) a Sellers Material Adverse Effect or (ii) a material adverse effect on the ability of Sellers to consummate the Acquisition and other transactions contemplated hereby.

         3.20.    Employees.

         Schedule 3.20 sets forth each employee of Sellers whose employment is primarily related to the operation of the Business (each a "Covered Employee") as well as a copy of the most recent payroll for each Covered Employee. In addition, Sellers shall deliver to Purchaser on the Closing Date, with respect to each employee on Purchaser's list of not less than 300 Covered Employees delivered to Sellers pursuant to Section 5.08(a), a listing of the amount of any severance benefits to which each such employee would be entitled if terminated by Sellers immediately prior to the Closing Date. There are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice with respect to any employee of Sellers whose employment is primarily related to the operation of the Business. No Seller has experienced any attempt by organized labor or its representatives to make Sellers conform to demands of organized labor relating to any employee of Sellers whose employment is primarily related to the operation of the Business. With respect to the Business, there is no labor strike or labor disturbance pending or, to the Knowledge of Sellers, threatened against any Seller nor is any grievance currently being asserted, and no Seller has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. From and after the Closing, Sellers shall remain exclusively liable for the payment to its employees of all salaries, wages and benefits, including severance benefits, under claims incurred but not paid as of and through the Closing Date.

            Article 4. Representations and Warranties of Purchaser

         Purchaser hereby represents and warrants to each Seller, as of the date of this Agreement and as of the Closing Date, as follows:

         4.01.    Organization; Standing and Power.

         Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, business, financial condition or results of a operations of the Purchaser (a "Purchaser Material Adverse Effect") or (ii) the ability of Purchaser to consummate the Acquisition and other transactions contemplated hereby.

         4.02.    Authority; Execution and Delivery; and Enforceability.

         Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have


===============================================================================
duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

         4.03.    No Conflicts; Consents.

         The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (a) the certificate of incorporation or by-laws of the Purchaser or any of its subsidiaries, (b) any material Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (c) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Purchaser Material Adverse Effect. No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the HSR Act and similar foreign competition regulations, (ii) compliance with and filings under Section 13(a) of the Exchange Act, (iii) filings with and approvals of the FCC as required under the Communication Act,
(iv) filings with and approvals of any PUC or similar regulatory bodies as required by applicable entities, laws, rules, ordinances and regulations, (v) those that may be required solely by reason of the participation of Sellers (as opposed to any other third party) in the Acquisition and other transactions contemplated hereby and by the Ancillary Agreements or (vi) other filing approvals that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect or could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         4.04.    Litigation.

         There are not any (a) outstanding Judgments against Purchaser or any of its subsidiaries, (b) Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or (c) investigations by any Governmental Entity that are, to the Knowledge of Purchaser, pending or threatened against Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, have had or could reasonably be expected to have a Purchaser Material Adverse Effect. For purposes of this Agreement, the term "Knowledge of Purchaser" shall mean the actual knowledge, after reasonable inquiry, of the officers and directors of Purchaser.


===============================================================================

         4.05.    Availability of Funds.

         Exhibit 4.05 attached hereto sets forth complete and correct copies of a commitment letter from LaSalle Bank for debt financing to enable Purchaser to pay the Closing Date Consideration (the "Financing Commitment"). As of the date of this Agreement, the Financing Commitment has not been withdrawn or terminated. The Financing Commitment, together with equity funds that Purchaser can obtain without the prior consent, approval or other discretionary action of, any third party, constitute all of the financing required to be provided by Purchaser for the consummation of the transactions contemplated by this Agreement.

         4.06.    Brokers or Finders.

         Purchaser has no liability to any agent, broker, investment banker or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

                             Article 5. Covenants

         5.01.    Covenants of Sellers Relating to Conduct of Business.

                  (a) Except for matters set forth in Schedule 5.01, as otherwise expressly permitted or required by the terms of this Agreement or with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, from the date of this Agreement to the Closing Date, Sellers shall conduct the Business in the ordinary course consistent with past practice and in a manner otherwise consistent with the Business Plan or otherwise disclosed in writing to Purchaser. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 5.01, or otherwise expressly permitted or required by the terms of this Agreement, Sellers shall not do any of the following in connection with the Business without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned:

                           (i)      (A) increase in any manner the cash
                  compensation and other non-equity based benefits of any Covered Employee except in the ordinary course of business consistent with past practice; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with any Covered Employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements in accordance with their present terms or under any renewal of any existing collective bargaining agreements to which Sellers are bound;
                  (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, Covered Employee, except as required under currently existing plans in accordance with their present terms; or (D) except as may be required to


===============================================================================
                  comply with Applicable Law or any collective bargaining agreement to which Sellers are bound or any renewal thereof; become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, that was not in existence on the date hereof; including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Covered Employee, or amend, terminate or take any discretionary action with respect to any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (D) shall not prohibit Sellers from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

                           (ii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any sale, transfer, lease, license, Lien, or other disposition of the Acquired Assets other than in the ordinary course of business consistent with past practice;

                           (iii) terminate, amend or modify in any material respect any material Contract other than in the ordinary course of business consistent with past practice;

                           (iv) enter into any Vendor Contract not in the ordinary course of business consistent with past practice or any Contract which requires aggregate payments in excess of $50,000 by Purchaser and is not terminable by Purchaser by notice of not more than 30 days for a cost of less than $15,000;

                           (v)      authorize or commit to make capital
                  expenditures for the Business in excess of $2.0 million per calendar quarter, with unused amounts being rolled over to succeeding quarters;

                           (vi) make any change in the accounting methods or accounting practices of the Business;

                           (vii) cause any Acquired Asset to be designated Sellers POP Equipment; or

                           (viii)   agree to do any of the foregoing.

                  (b) Sellers shall promptly advise Purchaser in writing of the occurrence of any matter or event that could reasonably be expected to have a Sellers Material Adverse Effect.


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                                     -27-

         5.02.    No Solicitation.

         Sellers shall not, nor shall they authorize or knowingly permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by them to, (a) solicit, initiate or encourage any "other bid", (b) enter into any agreement with respect to any other bid or
(c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid. Sellers promptly shall advise Purchaser orally and in writing of any other bid or any inquiry with respect to or which could lead to any other bid and the identity of the person making any such other bid or inquiry. As used in this Section 5.02, "other bid" shall mean any proposal to acquire in any manner any Acquired Asset, other than (A) the transactions contemplated by this Agreement, (B) the acquisition of Inventory in the ordinary course of business and (C) for the avoidance of doubt, any Excluded Asset described in Section 1.02(b).

         5.03.    Access to Information: Access to Employees.

                  (a) Sellers shall afford to Purchaser and its employees, accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to all the personnel, properties, books, contracts, commitments, Tax returns and Records of or related to the Business (other than the Excluded Assets), and during such period shall furnish promptly to Purchaser any information concerning the Business as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of Sellers or the Business.

                  (b) Sellers shall afford to Purchaser reasonable access to Covered Employees, upon reasonable notice during normal business hours during the period prior to the Closing, to allow Purchaser to comply with its obligation to make offers of employment to Covered Employees as contemplated by Section 5.08; provided, however, that such access does not unreasonably disrupt the normal operations of Sellers or the Business.

         5.04.    Confidentiality.

         Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between U.S. RealTel, Inc. and WorldCom dated as of March 7, 2002 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                  (a) Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business and the Acquired Assets; provided, however, Purchaser acknowledges that any and all other information provided to it by Sellers concerning Sellers shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                  (b) Sellers shall keep confidential, and cause their affiliates and instruct their officers, directors, employees and advisors to keep confidential, all information relating to the Business, except as required by law or administrative process and except for


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                                     -28-
         information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.04(b).

                  (c) At the Closing, Sellers shall assign, or cause their financial advisor to assign, to Purchaser all rights with respect to the Business or the Acquired Assets under any confidentiality agreements executed by or on behalf of Sellers in connection with the potential sale of the Business, but only to the extent such assignment may be made by Sellers or their financial advisor without the consent of the other parties to those confidentiality agreements.

         5.05. Commercially Reasonable Efforts; Governmental Consents; Shared Building Arrangements.

                  (a) On the terms and subject to the conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing, including, but not limited to, the Purchaser obtaining all consents, orders or approvals of authorization of, or actions by the FCC, the PUCs and foreign similar regulatory authorities, in each case that are necessary for the consummation of the Acquisition.

                  (b) Sellers agree to use all commercially reasonable efforts to implement an arrangement, reasonable and lawful as to both Purchaser and Sellers and permissible under the relevant Contract, to afford to Purchaser continued use of and access to the Acquired Assets and continued operation and benefit of the Business in the Shared Buildings.

         5.06.    Expenses; Transfer Taxes.

                  (a)      Except as set forth in Sections 1.04, 2.04(b) and
         9.03 and Article 8, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to
         Section 5.05.

                  (b) All transfer Taxes applicable to the conveyance and transfer from Sellers to Purchaser of the Acquired Assets and any other transfer or documentary Taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid by the Purchaser, provided that WorldCom shall reimburse Purchaser upon request for 50% of all such amounts. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.


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                                     -29-

         5.07.    Collection of Receivables.

         From and after the Closing and subject to Section 1.04(h), Purchaser shall have the right and authority to collect for its own account all Receivables and other related items that are included in the Acquired Assets and to endorse with the names of Sellers, any checks or drafts received with respect to any Receivables or such other related items. Sellers shall promptly deliver to Purchaser any cash or other property received directly or indirectly by them with respect to the Receivables and such other related items, including any amounts payable as interest.

         5.08.    Employee Matters.

                  (a) No later than June 18, 2002, or such later date as the Sellers and Purchaser mutually agree, the Purchaser shall deliver to Sellers a list of the names of not less than 300 Covered Employees which Purchaser intends to employ in connection with the Business after the Closing Date. The Purchaser will notify each such employee on the Closing Date of the terms and conditions of such employee's position with Purchaser, which position shall be of responsibility substantially similar to his or her position immediately before the Closing Date and at substantially similar base pay as that identified on Schedule 3.20 and include a statement reasonably satisfactory to Sellers and Purchaser concerning the transition of such employee's transfer of employment providing that, if accepted, such offer of employment shall commence immediately upon the occurrence of the Closing Date so as to avoid any "gap" between employment of such individual by Sellers immediately prior to the Closing and by and Purchaser, immediately following the Closing. All Covered Employees to whom such notices are delivered and who actually continue in such position with the Purchaser after the Closing Date shall hereinafter be referred to as the "Retained Employees." The Purchaser will not have any liability whatsoever with respect to any current or former employee of the Sellers in the Business who are not Retained Employees.

                  (b) The Sellers shall be solely responsible for all Seller Benefit Plans and obligations and liabilities thereunder. The Purchaser shall not assume any Seller Benefit Plans or any obligation or liability thereunder. The Sellers shall retain, bear and discharge, all liabilities pursuant to Section 4980B of the Code and Part 6 of Title 1 of ERISA with respect to all employees and former employees of the Sellers in the Business (and all other beneficiaries associated with such employees and former employees). WorldCom shall contribute its standard matching contribution to its 401(k) plan with respect to the Retained Employees, for the current plan year and ending with the period that includes the Closing Date.

                  (c) With respect to the Retained Employees, the Sellers' vested and accrued employee vacation liabilities or obligations for such Retained Employees through the Closing Date shall be paid by Sellers (or released by the employee) on or before the Closing Date (with Sellers providing evidence thereof satisfactory to Purchaser).

                  (d) Solely as between Sellers and Purchaser, the parties intend that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Retained Employee prior to or upon the consummation of the transactions contemplated hereby, and that such employees will have continuous and uninterrupted employment immediately before and immediately after the Closing. To the


===============================================================================
         extent the payment of severance benefits to any such employee is nevertheless required, however, as a result of the consummation of the transactions contemplated by this Agreement and the consequent transfers of employment, notwithstanding that Purchaser has employed, or made an offer of employment to, such employee in accordance with the provisions of this Section 5.08, such severance benefits shall be the sole responsibility of Seller. To effectuate the foregoing:

                           (i) Purchaser shall indemnify and hold harmless Sellers and their affiliates, and each of their respective officers, directors and employees, from all costs, expenses or other damages that may result in respect of claims made by any Retained Employee for severance or other separation benefits solely to the extent arising out of or in connection with the Purchaser's termination of employment of any Retained Employee after the Closing Date; and

                           (ii) Subject to the last sentence of clause (e) below, Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and its affiliates, and each of their respective officers, directors and employees, from all costs, expenses or other damages that may result in respect of claims made by any employee or former employee of Sellers or any of their affiliates for severance or other separation benefits solely to the extent arising out of or in connection with matters relating to the employment of or the termination of the employment relationship with such person by Sellers or their affiliates whether before or after the Closing Date.

                  (e) The Purchaser shall cause all Retained Employees to be eligible to participate on the day after the Closing Date in all employee benefit plans in which similarly situated employees of the Purchaser and its affiliates participate, under the terms and conditions of each such plan. For purposes of any length of service requirement, waiting periods, vesting periods (other than with respect to any Purchaser stock option program) or differential benefits, if any, based on length of service in any such plan for which a Retained Employee will be eligible, the Purchaser shall ensure that service by such Retained Employee with the Sellers shall be deemed to have been service with the Purchaser. Nothing contained in this Agreement shall confer upon any Retained Employee any right with respect to the continuance of employment with the Purchaser, nor shall anything herein interfere with the right of the Purchaser to terminate the employment of any of the Retained Employees at any time, with or without cause, or restrict the Purchaser in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Retained Employees. With respect to Purchaser's termination of employment without cause of any Retained Employee within three (3) months after the Closing Date, Purchaser shall provide such Retained Employee with severance benefits substantially equivalent to the level of such benefits that such Retained Employee would have received from Sellers if such Retained Employee had not continued in employment with Purchaser (as identified to Purchaser in writing on the Closing Date), and rather had been terminated by Sellers on the Closing Date as identified on Schedule 3.20.


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                                     -31-

                  (f) The parties shall cooperate to and the Sellers shall transfer or otherwise provide to the Purchaser, all payroll, compensation, service and other necessary information about the Retained Employees in order to facilitate the notices of continued employment, transition to new benefit plans, service crediting and all other requirements imposed on Purchaser hereunder.

                  (g) Through the Closing Date, Sellers shall have taken all necessary actions (if any) to comply with the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and any similar statute, and to otherwise comply with any such statute with respect to any "plant closing" or "mass lay off" (as defined in the WARN Act) or similar event affecting any employees of Sellers (including as a result of the consummation of the transactions contemplated by this Agreement).

         5.09.    Publicity.

         From the date hereof through the Closing Date, no public filing, release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such filing, release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange or the United States Securities and Exchange Commission (the "SEC"), in which case the party required to make the filing, release or announcement shall allow the other party reasonable time to comment on such filing, release or announcement in advance of such issuance; provided, however, that Sellers and Purchaser may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other.

         5.10.    Access to Records.

         For a period of seven (7) years after the Closing Date, Purchaser shall retain all Records relating to the Business to be transferred hereunder and shall afford Sellers' and their accountants and representatives reasonable access to and the ability to copy such Records during normal business hours. For a period of seven (7) years after the Closing Date, Sellers shall retain all Records relating to the Business which will not otherwise be transferred to Purchaser pursuant to this Agreement and shall afford Purchaser and its accountants and representatives reasonable access to and the ability to copy such Records during normal business hours. Upon written notice to the other parties, a party may extend the applicable retention period benefiting such party for a reasonable period of time in connection with a pending audit.

         5.11.    Bulk Transfer Laws.

         Purchaser hereby waives compliance by Sellers with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser. Sellers hereby, jointly and severally, agree to indemnify and hold Purchaser harmless from any claims relating to the failure to comply with any such provisions.


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                                     -32-

         5.12.    Further Assurances.

         From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.05), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Sellers, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

         5.13.    Purchase Price Allocation.

         As soon as practicable following the final determination of the Purchase Price, Sellers and Purchaser shall mutually agree on an allocation of the Purchase Price among the Acquired Assets according to the relative fair market values of such assets on the Closing Date in accordance with Section 1060 of the Code (and applicable regulations thereunder). If Sellers and Purchaser are unable to agree on such fair market values, Sellers and Purchaser shall elect an independent appraisal firm to determine such values. The conclusions of such appraisal firm shall be conclusive and binding. The fees and expenses of such appraisal firm shall be shared equally by Sellers and Purchaser. Following such determination, Sellers and Purchaser in connection with their respective U.S. Federal, state and local income tax returns and other filings, shall not take any position inconsistent with the allocation determined pursuant to this Section 5.13

         5.14.    Employee Non-Solicitation.

                  (a) Neither Sellers nor any of their affiliates shall for a period of 2 years after the Closing Date induce or attempt to induce any Retained Employee of the Business as of the date hereof or the Closing Date to leave their employ with Purchaser or in any way interfere with the relationship between Purchaser or any of its affiliates and any such Retained Employee.

                  (b) Neither Purchaser nor any of its affiliates shall for a period of 2 years after the Closing Date induce or attempt to induce any employee of Sellers or any of their affiliates (other than Covered Employees) as of the date hereof or the Closing Date to leave their employ with Sellers or any of their affiliates or in any way interfere with the relationship between Sellers or any of their affiliates and any such employee.

                  (c) In neither case shall the prohibitions in Sections 5.14(a) and (b) be construed to prohibit such solicitation as may occur through broad based, widely disseminated public media such as newspapers, magazines or web based recruiting efforts which are not specifically directed at the employees of the other party or its affiliates.

                  (d) It is understood that a breach of any term of the provisions of Sections 5.14(a) and (b) may materially and irreparably harm Sellers or the Purchaser, as the case may be, and that money damages may accordingly not be an adequate remedy for any breach of these provisions of this Agreement and that Sellers and Purchaser, as the case may be, in their sole discretion and in addition to any other remedies they may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting


===============================================================================
         any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of these provisions of this Agreement.

         5.15.    Non-Competition.

                  (a) Neither Sellers nor any of their affiliates shall, directly or indirectly, for a period of 18 months after the Closing Date, within the continental United States do any of the following:

                           (i) contract with any customer of the Business as of the Closing Date ("Existing Customer") to provide to such Existing Customer any of the shared tenant telecommunications services using in-building distribution networks that such Existing Customer was obtaining from the Business as of the Closing Date ("Services"),

                           (ii) use or permit the use by third parties of Records or any other information obtained by Sellers prior to the Closing Date in connection with the Business to induce or attempt to induce any Existing Customer to enter into a customer relationship with Sellers or other third parties for the purchase of such Services.

                  (b) Notwithstanding the foregoing, this Section shall not be construed to prohibit such solicitation as may occur through broad based, widely disseminated public media such as newspapers, magazines or web based recruiting efforts which are not specifically directed at the Existing Customers. In addition, the foregoing shall not prohibit a Seller or any of its Affiliates:

                           (i) from providing or contracting to provide Services directly to any Existing Customer in response to such Existing Customer 's request to provide such Services (whether in response to a request for proposals or otherwise), other than as a result of a breach of this
                  Section 5.15;

                           (ii) from providing or contracting to provide Services indirectly through a third party that is not an Affiliate to any such Existing Customer (whether in the context of a reseller, sales agent, prime contractor, systems integrator or other arrangement) so long as such third party has no access to and does not otherwise use information relating to such Existing Customer gathered or obtained by Sellers in connection with the Business prior to the Closing Date;

                           (iii) from providing Services that the Sellers are currently providing under Contracts that are not Assigned Contracts; and

                           (iv) from providing or contracting to provide Services to any Existing Customer who ceases receiving Services from the Business after the Closing Date other than as a result of a breach of this Section 5.15;


===============================================================================

                  (c) It is understood that a breach of any term of the provisions of Section 5.15 may materially and irreparably harm the Purchaser, and that money damages may accordingly not be an adequate remedy for any breach of these provisions of this Agreement and that Purchaser, in its sole discretion and in addition to any other remedies Purchaser may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of these provisions of this Agreement.

         5.16.    Management Agreement.

         The parties acknowledge that the Purchaser is required to obtain the Consents of the FCC and various PUCs in order to consummate its acquisition of certain of the Acquired Assets. Purchaser acknowledges that it has made all necessary filings and applications with the FCC and various PUCs in order to obtain the Consents necessary to acquire, run and operate the Acquired Assets. Notwithstanding the foregoing, if, on the Closing Date, Purchaser shall not have obtained all of such necessary Consents, the Closing shall proceed in accordance with the terms of this Agreement, provided that the Sellers shall not sell, assign, transfer or convey to Purchaser such Acquired Assets which Purchaser would not be able to own due to failure to obtain the necessary FCC and PUC Consents. In such event, on the Closing Date, the parties shall enter into the Management Agreement which shall govern the relationship between the parties with respect to such Assets and the parties shall continue to cooperate, using commercially reasonable efforts, to expeditiously obtain any and all outstanding PUC or FCC consents.

         5.17.    Revisions to Schedules.

         The parties acknowledge that all Schedules delivered hereunder are in draft form as of the date of this Agreement. Sellers agree to provide to Purchaser final versions of such schedules as soon as practicable, but in no event later than June 18, 2002, or such later date as the parties shall mutually agree, which final versions shall not differ from the draft versions in any material respect, except with the prior consent of Purchaser. For purposes of determining (i) the accuracy of the representations and warranties contained in Article 3 in order to determine the fulfillment of the conditions set forth in Section 6.02(a), and (ii) the Acquired Assets and Excluded Assets, any schedule delivered by Sellers under the terms of this Agreement shall be deemed to include that information contained therein on the date the final version of such schedule is delivered to and, if necessary, accepted by Purchaser.

                        Article 6. Conditions Precedent

         6.01.    Conditions to Each Party's Obligation.

         The obligation of Purchaser to purchase and pay for the Acquired Assets and the obligation of Sellers to sell the Acquired Assets to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

                  (a) Governmental Approvals. The waiting period under the HSR Act, if applicable to the consummation of the Acquisition, shall have expired or been terminated.


===============================================================================

         Subject to Section 5.16, all material Consents by the FCC, the PUCs and foreign antitrust or similar regulatory authorities, in each case that are necessary for the consummation of the Acquisition shall have been obtained. All consents, orders or approvals required by the U.S. Department of Justice in connection with the Acquisition shall have been obtained.

                  (b) No Injunctions or Restraints. No Applicable Law or Injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

                  (c) Absence of Proceedings. There shall not be pending by any Governmental Entity any Proceeding (i) challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Purchaser or any of its subsidiaries in connection with the Acquisition any damages that are material in relation to Purchaser and its respective subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Purchaser or any of its subsidiaries of any material portion of the business or assets of Purchaser (including the Business) or any of its subsidiaries, or to compel Purchaser or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Purchaser (including the Business) or any of its subsidiaries, in each case as a result of the Acquisition or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Acquired Assets or (iv) seeking to prohibit Purchaser or any of its subsidiaries from effectively controlling in any material respect the Business.

                  (d) Consents Of Certain Third Parties. Sellers shall have obtained Consents from Material Landlords, which Consents shall cover all necessary or appropriate authorization to permit the transfer to Purchaser of Building Access Agreements relating to not less than 80% of all of the multi-tenant office buildings subject to the Building Access Agreements to which such Material Landlords are party and in which the Sellers currently generate revenue.

                  (e) Sellers and Purchaser shall have entered into the Transition Services Agreement;

                  (f) MCI WorldCom Communications, Inc., and Purchaser shall have entered into the Wholesale Service Agreement;

                  (g) MCI WorldCom Communications, Inc., and Purchaser shall have entered into the Internet Colocation Service Agreement;

                  (h) MCI WorldCom Network Services, Inc., and Purchaser shall have entered into the Network Colocation Service Agreement; and

                  (i) MCI WorldCom Network Services, Inc., and Purchaser shall have entered into the Building Rights Agreement.


===============================================================================

                  (j) Subject to Section 5.16, Sellers and Purchaser shall have entered into the Management Agreement.

         6.02.    Conditions to Obligation of Purchaser.

         The obligation of Purchaser to purchase and pay for the Acquired Assets is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties of Sellers. The representations and warranties of each Seller in this Agreement and the Ancillary Agreements that are qualified as to materiality or Sellers Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date), in each case where not so qualified except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect. Purchaser shall have received a certificate signed by an authorized officer of each Seller to such effect.

                  (b) Performance of Obligations of Sellers. Each Seller shall have performed or complied in all material respects with all material obligations and covenants required by this Agreement to be performed or complied with by each Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of each Seller to such effect.

                  (c) No Sellers Material Adverse Effect. From the date of this Agreement until the Closing Date, there shall have not occurred any Sellers Material Adverse Effect.

         6.03.    Conditions to Obligation of Sellers.

         The obligation of Sellers to sell, assign, convey, and deliver the Acquired Assets and enter into the other transactions contemplated hereby is subject to the satisfaction (or waiver by Sellers) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement and the Ancillary Agreement that are qualified as to materiality or Purchaser Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, on and as of such earlier date), in each case where not so qualified except for breaches as to matters that, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect. Sellers shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                  (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all material obligations and covenants required by


===============================================================================
         this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Sellers shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                  (c) No Purchaser Material Adverse Effect. From the date of this Agreement until the Closing Date, there shall have not occurred any Purchaser Material Adverse Effect.

         6.04.    Frustration of Closing Conditions.

         Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 5.05.

         6.05.    Effect of Certain Waivers of Closing Conditions.

         If prior to the Closing any party has knowledge of any breach by any other party of any representation, warranty or covenant contained in this Agreement or any Ancillary Agreement, and such other party expressly acknowledges in writing that the effect of such breach is a failure of any condition to the waiving party's obligations set forth in this Article 6 and the waiving party proceeds with the Closing, the waiving party shall, unless the parties enter into a subsequent written agreement regarding such matter, be deemed to have waived such breach and the waiving party and its successors, assigns and affiliates shall not be entitled to be indemnified pursuant to
Article 8, to sue for damages or to assert any other right or remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

                 Article 7. Termination, Amendment and Waiver

         7.01.    Termination.

                  (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                           (i) by mutual written consent of Sellers and Purchaser;

                           (ii) by Sellers if any of the conditions set forth in Section 6.01 or Section 6.03 shall have become incapable of fulfillment, and shall not have been waived by Sellers;

                           (iii) by Purchaser if any of the conditions set forth in Section 6.01 or Section 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

                           (iv) by Sellers or Purchaser, if the Closing does not occur on or prior to August 1, 2002, provided, however, that the party seeking termination pursuant to


===============================================================================
                  clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (b) In the event of termination by Sellers or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other(s) and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                           (i) Purchaser shall return all documents and other material received from Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers; and

                           (ii) all confidential information received by Purchaser with respect to the businesses of Sellers shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         7.02.    Effect of Termination.

         If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect (and there shall be no liability or obligation on the parties hereto or on their respective directors or officers), except for the provisions of (a) Section 5.04 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it from Sellers, (b) Section 5.06 relating to certain expenses, (c) Sections 3.16 and 4.06 relating to finder's fees and broker's fees, (d) Section
7.01 and this Section 7.02, (e) Section 5.09 relating to publicity, (f) Section 7.03, and (f) Article 9. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any willful material breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

         7.03.    Amendments and Waivers.

         This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                          Article 8. Indemnification

         8.01.    Indemnification by Sellers.

                  (a) From and after the Closing, each Seller, jointly and severally, shall indemnify Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses)


===============================================================================

         ("Losses"), as incurred (payable promptly upon receipt of written request together with reasonable supporting documentation), to the extent arising from:

                           (i)      any breach of any representation or
                  warranty of any Seller that survives the Closing and is contained in this Agreement or in any Ancillary Agreement;

                           (ii) any breach of any covenant of any Seller contained in this Agreement or in any Ancillary Agreement requiring performance after the Closing Date;

                           (iii) any Excluded Liability, including, without limitation, any liability under any bulk sales or transfer laws; any claim, action, suit or proceeding arising out of, relating to or resulting from any transaction, event, condition or occurrence involving Sellers, the business or the Acquired Assets with respect to any period prior to the Closing which does not constitute an Assumed Liability or which, if successful, would give rise to an Excluded Liability; and any action, suit, proceeding, investigation or claim by any third-party against or affecting any Purchaser Indemnitee, or the Acquired Assets which, if successful, would give rise to or evidence an Excluded Liability;

                           (iv) any claim, action, suit or proceeding alleging any violation of any Environmental Laws in respect of any period prior to Closing;

                           (v) any Excluded Assets or businesses of Sellers or their affiliates other than the Business;

                           (vi) any claim, action, suit or proceeding brought by any affiliate, member or stockholder of Sellers (other than claims properly brought by a Seller Indemnitee pursuant to this Article 8); and

                           (vii) any fees, expenses or other payments incurred or owed by any Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                  (b) Sellers shall not be required to indemnify any person, and shall not have any liability:

                           (i) under Section 8.01(a) unless the aggregate of all Losses for which Sellers would, but for this clause
                  (i), be liable exceeds on a cumulative basis an amount equal to $250,000, and then only to the extent of any such excess;

                           (ii) under Section 8.01(a) in excess of 30% of the Purchase Price in aggregate;

                           (iii)    under Section 8.01(a) for any breach if
                  Section 6.05 is applicable to such breach; and


===============================================================================

                           (iv) under Section 8.01(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Purchaser or any of its affiliates;

provided, however, the thresholds and limits set forth in clause (i) and (ii) of this Section 8.01(b) shall not be applicable to Losses arising as a result of fraud, any willful breach of any covenant by Sellers or any Excluded Liabilities.

                  (c) Except as otherwise specifically provided in this Agreement, Purchaser acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement, the Management Agreement, the Transition Services Agreement, the Acquisition, and, the Business and its assets and liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Sellers arising under or based upon this Agreement, any Ancillary Agreement, any document or certificate delivered in connection herewith, any Applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 8.01).

                  (d) In the event that Sellers are obligated to indemnify any person for a Loss hereunder, the Sellers shall have the option of crediting the amount of such Loss against amounts payable by the Purchaser and due to the Sellers under any or all of the Wholesale Services Agreement, the Internet Colocation Service Agreement and the Network Colocation Service Agreement over a period of time not to exceed six months. Purchaser acknowledges that this provision does not create any set-off right in favor of Purchaser.

         8.02.    Indemnification by Purchaser.

                  (a) From and after the Closing, Purchaser shall indemnify Sellers, their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (a) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Ancillary Agreement,
         (b) any breach of any covenant of Purchaser contained in this Agreement or in any Ancillary Agreement, (c) any Assumed Liability or Acquired Asset, (d) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement or by any Ancillary Agreement, (e) claims, legal actions, or proceedings commenced after the Closing Date which arise out of Purchaser's acts or omissions after the Closing Date, (f) claims made in respect of bonds and letters of credit issued as to which Sellers are an indemnitor with respect to any contracts or bids


===============================================================================
         or proposals of Sellers or (g) claims arising out of or relating to Purchaser's actions taken in interviewing the Covered Employees and selecting and hiring the Retained Employees.

                  (b) Except as otherwise specifically provided in this Agreement, Sellers acknowledge that their sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement, the Management Agreement, the Transition Services Agreement, the Acquisition, and the Business and its assets and liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, Sellers hereby waive, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Purchaser arising under or based upon this Agreement, any Ancillary Agreement, any Applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 8.01).

         8.03.    Calculation of Losses.

         The amount of any Loss for which indemnification is provided under this Article 8 shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies with respect to such Loss. Any indemnification payment made pursuant to this Article 8 shall be treated as an adjustment to the Purchase Price for U.S. Federal income tax purposes.

         8.04.    Termination of Indemnification.

         The obligations to indemnify and hold harmless any party, (a) pursuant to Section 8.01(a)(i), Section 8.01(a)(ii) or Section 8.02(a), shall terminate when the applicable representation, warranty, covenant or agreement terminates pursuant to Section 8.06 and (b) pursuant to the other clauses of Section 8.01 and Section 8.02 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.05 to the party to be providing the indemnification.

         8.05.    Procedures.

                  (a) Third-Party Claim. In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing (and in reasonable detail) of the Third-Party Claim within 30 business days after receipt by such indemnified party of notice of the Third-Party Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after


===============================================================================
         the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim; provided, however, that failure to deliver such materials shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

                  (b) Assumption. If a Third-Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so elects in writing, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim following the 30 business day period set forth in clause (a) of this Section 8.05, as provided above). If the named parties to a Third-Party Claim include both the indemnifying party and the indemnified party and the indemnified party have been advised by counsel that there is a conflict of interest requiring the indemnified party to have separate counsel, the indemnifying party shall be liable for all reasonable fees and expenses of one such separate counsel for all indemnified parties in connection with that Third-Party Claim. The indemnifying party shall be liable for the reasonable fees and expenses of one local counsel, if required. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the indemnified party completely in connection with such Third-Party Claim.


===============================================================================

                  (c) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 8.01 or Section 8.02 that does not involve a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Section
         8.04 and Section 8.06, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under
         Section 8.01 or Section 8.02, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 30 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 8.01 or Section 8.02, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under
         Section 8.01 or Section 8.02 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

                  (d) Mitigation. Purchaser and Sellers shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that Purchaser or Sellers shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Purchaser or Sellers, as the case may be, had made such efforts.

         8.06.    Survival of Representations.

         The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith (except for the representations and warranties set forth in Sections 3.02, 3.05, 3.11, 3.15, 3.18 and 4.02 and any covenant specifying a termination date) shall survive the Closing solely for purposes of Article 8 and shall terminate at the close of business 12 months following the Closing Date. The representations and warranties set forth in Sections 3.02, 3.05 and 4.02 shall remain in full force and effect without regard to time. The representations and warranties set forth in Section 3.11 shall remain in full force and effect until the expiration of the applicable statute of limitations plus 90 days with respect to the matters addressed in such sections. Any covenant or other agreement expressly specifying a period for applicability thereof shall survive for such stated period. The representations and warranties set forth in Section 3.18 shall remain in full force and effect for five years following the Closing Date with respect to the matters addressed in such section. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement or any Ancillary Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of a claim made by


===============================================================================
such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         8.07.    No Additional Representations.

         Purchaser acknowledges that none of the Sellers or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Business furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Ancillary Agreements or the Schedules, and none of the Sellers or any other person shall have or be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, including the Business Plan, and any information, documents or material made available to Purchaser in any "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

                         Article 9. General Provisions

         9.01.    Assignment.

         This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers (including by operation of law in connection with a merger or consolidation of Purchaser or Sellers) without the prior written consent of the other parties hereto; provided that Sellers or any of its affiliates may assign or transfer its rights and obligations hereunder and under any Ancillary Agreement to which it is or is specified to be a party to one or more wholly-owned subsidiaries without the consent of any other party hereto or thereto. Any attempted assignment in violation of this Section 9.01 shall be void.

         9.02.    No Third-Party Beneficiaries.

         Except as provided in Article 8, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         9.03.    Attorney Fees.

         A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

         9.04.    Notices.

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when received, as follows:


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                                     -45-

                           (i)      if to Purchaser,

                                    Cypress Communications, Inc.
                                    15 Piedmont Center
                                    Suite 100
                                    Atlanta, GA 30305

                                    Attention of Charles B. McNamee
                                    Facsimile: (404) 442-0057
                                    Telephone: (404) 442-0041

                                    with a copy to:

                                    Smith, Gambrell & Russell, LLP
                                    1230 Peachtree St., NE
                                    Suite 3100
                                    Atlanta, GA 30309

                                    Attention of Bruce W. Moorhead, Jr. or
                                    John R. Schneider
                                    Facsimile: (404) 685-6960 or 6961
                                    Telephone: (404) 815-3660 or 3661

                           (ii)     if to any Seller,

                                    In care of WorldCom, Inc.
                                    500 Clinton Center Drive
                                    Clinton, MS 39056

                                    Attention of K. William Grothe, Jr.
                                    Facsimile: (601) 460-5239
                                    Telephone: (601) 460-8051

                                    with a copy to:

                                    WorldCom, Inc.
                                    1133 19th St., N.W.
                                    Washington, DC 20036

                                    Attention of Roland J. Behm, Esq.
                                    Facsimile: (202) 736-6085
                                    Telephone: (202) 736-6309

         9.05.    Interpretation; Exhibits and Schedules; Certain Definitions.

                  (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Schedule shall, unless


===============================================================================
         the context otherwise manifestly requires, be deemed set forth for all purposes of the Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b)      For all purposes hereof:

                           "affiliate" of any person means another person that
                  directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                           "business day" means any day that is not a Saturday,
                  a Sunday or other day on which commercial banks are required or authorized by law to be closed in the City of New York.

                           "including" means including, without limitation.

                           "person" means any individual, firm, corporation,
                  partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                           "subsidiary" of any person means another person, an
                  amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such person.

         9.06.    Counterparts.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         9.07.    Entire Agreement.

         This Agreement, the Ancillary Agreements and the Confidentiality Agreement, along with the Schedules and Exhibits thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements or the Confidentiality Agreement.

         9.08.    Severability.

         If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         9.09.    Governing Law.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         9.10.    Dispute Settlement.

         Except for claims or disputes relating to Section 1.04, if a claim or dispute between the parties arises in connection with this Agreement, the parties will attempt in good faith to resolve through negotiation such claim or dispute. If the parties cannot mutually resolve such matter within 20 business days of the initial notice of such dispute, the parties agree that such claim or dispute shall be settled by arbitration in Washington, DC, in accordance with the then-current rules of the alternative dispute resolutions firm JAMS or its successor, or if no successor exists then in accordance with the then-current commercial arbitration rules of the American Arbitration Association. The arbitrator(s) shall be experienced in conducting arbitrations in the U.S. communications industry, selected mutually by Sellers, on the one hand, and Purchaser, on the other hand. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties unless the award provides otherwise. Judgment upon the award rendered by the arbitrator(s) may be entered into any court of competent jurisdiction, and shall be fully enforceable and only appealable in accordance with the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. The parties agree that, except as required by applicable law or regulation, the existence, outcome, and contents of any arbitration proceeding shall be kept confidential and that the arbitrator(s) shall be required to adhere to the same obligation of confidentiality.


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                                     -48-

         9.11.    Waiver Of Jury Trial.

         Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby.

         9.12.    Specific Performance.

         Each party acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party hereto agrees that, notwithstanding anything to the contrary in Section 9.10, the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically (without posting bond) this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         9.13.    Refunds.

         Sellers shall be entitled to any refunds or credits of Taxes with respect to the Acquired Assets for any taxable period (or portion thereof) ending on or prior to the Closing Date. Purchaser shall be entitled to any refunds or credits of Taxes with respect to the Acquired Assets for any taxable period (or portion thereof) beginning after the Closing Date.


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                                     -49-

         IN WITNESS WHEREOF, Sellers and Purchaser have duly executed this Agreement as of the date first written above.


                           INTERMEDIA COMMUNICATIONS, INC.,

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                           SHARED TECHNOLOGIES FAIRCHILD, INC.,

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                           SHARED TECHNOLOGIES FAIRCHILD TELECOM, INC.,

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                           MCI WORLDCOM COMMUNICATIONS, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                           WORLDCOM, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                           CYPRESS COMMUNICATIONS, INC.,

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: